UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8‑K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October31, 2014 (October 27, 2014)

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QUOTIENT LIMITED
(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	001‑36415	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Pentlands Science Park Bush Loan, Penicuik, Midlothian EH26 OPZ, United Kingdom	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 011-44-0131-445-6159

n/a
(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On October 27, 2014, we entered into a construction agreement with MW High Tech Projects UK Limited, or MW, for the conversion of our leased facility in Eysins, Switzerland to manufacture the MosaiQTM consumables.   Under this agreement, MW will be providing design and construction services to us in connection with the conversion.  Payments under the agreement generally will be made on a monthly basis and will be based on the progress of construction.  The project is expected to be completed in May 2015 for an estimated cost of $10 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUOTIENT LIMITED
By:	/s/ Stephen Unger
Name: Stephen Unger
Title: Chief Financial Officer

Date: October 31, 2014